EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Medizone International, Inc. on Form 10-KSB for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Edwin G. Marshall, Chief Executive Officer and Steve M. Hanni, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                    /s/ Edwin G. Marshall
                                  Edwin G. Marshall
                                  President and Chief Executive Officer
                                  Medizone International, Inc.

                                   /s/ Steve M. Hanni
                                  Steve M. Hanni
                                  Chief Financial Officer
                                  (Principal Accounting Officer)